SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                ---------------------------------------------

                                  FORM 8-K
                               CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934
-------------------------------------------------------------------------------

                                                           May 1, 1998
    Date of Report (Date of earliest event reported):      April 17, 1998)
                                                        -----------------------

                              CNB BANCSHARES, INC.
              -------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                    Indiana
                    --------------------------------------
                (State or Other Jurisdiction of Incorporation)

       0-11510                                         35-1568731
 -----------------------                       -------------------------
 (Commission File Number)                  (IRS Employer Identification No.)

               20 N.W. Third Street, Evansville, Indiana 47739
          ---------------------------------------------------------
           (Address of Principal Executive Offices)     (Zip Code)

                                (812) 456-3400
            -----------------------------------------------------
             Registrant's Telephone Number, Including Area Code

                                Not Applicable
          --------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

Page

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------   ------------------------------------

     On  April 17,  1998,  CNB Bancshares, Inc., an Indiana  corporation  (the
"Registrant"), acquired  Pinnacle  Financial  Services,   Inc.,   a   Michigan
corporation ("Pinnacle"), by means of the merger (the "Merger") of Pinnacle with and into the Registrant pursuant to an Agreement and Plan of Merger, dated as of October 14, 1997, between the Registrant and Pinnacle (the "Merger Agreement"). Pursuant to the Merger Agreement, each issued and outstanding share of common stock, no par value per share, of Pinnacle was converted into 1.0365 shares of common stock, stated value $1.00 per share, of the Registrant (approximately 13,241,070 shares in the aggregate including the assumption by the Registrant of Pinnacle's employee stock options) with cash in lieu of fractional shares. The Merger was accounted for as a "pooling of interests" for accounting and financial reporting purposes. A copy of the press release announcing the closing of the Merger is filed as Exhibit 99(a) to this Current Report on Form 8-K.

     Pinnacle was a bank holding company headquartered in St. Joseph, Michigan. At December 31, 1997, Pinnacle had consolidated assets of $2.1 billion and shareholders' equity of $181 million. Through its wholly-owned subsidiary, Pinnacle Bank, a Michigan state banking corporation, Pinnacle conducted full service and retail banking through 14 branch offices located in southwestern Michigan and 30 branch offices and two loan production offices located in northern Indiana.

     The Registrant's Registration Statement of Form S-4 (Registration No. 333 46837), which was declared effective by the Securities and Exchange Commission on February 26, 1998 (the "Registration Statement"), sets forth certain information regarding the Merger, the Registrant and Pinnacle, including, but not limited to, the manner of the Merger, a description of the assets involved, the nature and amount of consideration paid by the Registrant therefor, the method used for determining the amount of such consideration, the nature of any material relationships between Pinnacle and the Registrant or any officer or director of the Registrant or any associate of any such officer or director, the nature of Pinnacle's business and the Registrant's intended use of the assets acquired in the Merger.

     Pursuant to the Merger Agreement, on April 22, 1998, the following persons, who were immediately prior thereto serving as members of the Board of Directors of Pinnacle, became members of the Board of Directors of the Registrant:
Terrence A. Friedman, Chairman of the Board of Trelleborg (a manufacturer of rubber components primarily for the auto industry); James E. Hutton, Vice President in charge of operations for Burrell Professional Labs, Inc. (a professional photo processing company); and Alton C. Wendzel, President of Greg Farms, Inc. Greg Orchards and Produce, Inc. and Coloma Frozen Foods, Inc. (growers and processors of fresh and frozen produce).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

(a)  Financial Statements of Business Acquired:
     -----------------------------------------

     The following audited financial statements of Pinnacle are submitted herewith:

     1.   Report of Independent Auditors.
     2.   Consolidated Balance Sheets as of December 31, 1997 and 1996.
     3. Consolidated Statements of Income for the Years Ended December 31, 1997, 1996 and 1995.
     4. Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 1997, 1996 and 1995.
     5. Consolidated Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995.
     6.   Notes to Consolidated Financial Statements.

(b)  Pro Forma Financial Information:
     -------------------------------

     Pro forma financial information required by Item 7(b) of Form 8-K giving effect to the acquisition of Pinnacle will be filed not later than 60 days after the filing of this Report on Form 8-K.

(c)  Exhibits:
     --------

     The following exhibits are incorporated herein by reference:

Exhibit 2(a) Agreement and Plan of Merger, dated as of October 14, 1997, by and between CNB Bancshares, Inc., an Indiana corporation, and Pinnacle Financial Services, Inc., a Michigan corporation, is incorporated herein by reference from the Registration Statement on Form S-4 of CNB Bancshares, Inc. (No. 333-46837).

Exhibit 2(b) Stock Option Agreement, dated as of October 14, 1997, between CNB Bancshares, Inc., an Indiana corporation, and Pinnacle Financial Services, Inc., a Michigan corporation, is incorporated herein by reference from the Registration Statement on Form S-4 of CNB Bancshares, Inc. (No. 333-46837).

     The following exhibits are included with this Report:

Exhibit 23(a)  Consent of KPMG Peat Marwick LLP.

Exhibit 99(a)  Press Release dated April 17, 1998.


                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated:  May 1, 1998

                                               CNB BANCSHARES, INC.
                                          ------------------------------
                                              (Registrant)

                                       By:     /s/ John R. Spruill
                                           ------------------------------
                                               John R. Spruill
                                               Executive Vice President


INDEPENDENT AUDITORS' REPORT
The Board of Directors
Pinnacle Financial Services, Inc.

We have audited the accompanying consolidated balance sheet of Pinnacle Financial Services, Inc. and subsidiaries (the Company) as of December 31, 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Financial Services, Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

We previously audited and reported on the consolidated balance sheet of Pinnacle Financial Services, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996, and 1995, prior to their restatement for the 1997 pooling of interests. The contribution of Pinnacle Financial Services, Inc. and subsidiaries to total assets and net income represented 50% and 57% of the respective restated totals for the year ended December 31, 1996 and the contribution of Pinnacle Financial Services, Inc. and subsidiaries to total assets and net income represented 50% and 40% of the respective restated totals for the year ended December 31, 1995. Separate consolidated financial statements of the other companies included in the December 31, 1996 restated consolidated balance sheet and consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995 were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheet as of December 31, 1996 and consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995, after restatement for the 1997 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in note 1 of the notes to the consolidated financial statements.

                                                      /s/ KPMG Peat Marwick LLP

Chicago, Illinois
March 30, 1998


PINNACLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 1997 AND 1996

(IN THOUSANDS, EXCEPT SHARE DATA)
                                                                         1997          1996
ASSETS:
  Cash and cash equivalents:
    Cash and due from banks......................................    $    49,209   $   60,957
    Federal funds sold...........................................          6,400       15,750
                                                                     -----------   ----------
      Total cash and cash equivalents............................         55,609       76,707
  Interest-bearing deposits with financial institutions..........          1,548       13,171
  Securities available-for-sale:
    Taxable......................................................        386,181      491,039
    Tax-exempt...................................................         33,103       22,447
  Securities held-to-maturity taxable............................             --       14,299
  Mortgage loans held for sale...................................         12,750       11,485
  Loans, net of unearned income..................................      1,508,365    1,415,855
    Less: allowance for loan losses..............................         20,528       14,909
                                                                     -----------   ----------
      Net loans..................................................      1,487,837    1,400,946
  Premises and equipment, net....................................         29,299       26,082
  Interest receivable and other assets...........................        109,168       79,034
                                                                     -----------   ----------
        Total assets.............................................     $2,115,495   $2,135,210
                                                                     -----------   ----------
LIABILITIES:
  Deposits:
    Noninterest-bearing demand...................................     $   99,262   $  121,235
    Interest bearing demand......................................        186,808      143,821
    Savings......................................................        433,121      437,513
    Time.........................................................        713,917      776,142
                                                                     -----------   ----------
      Total deposits.............................................      1,433,108    1,478,711
  Federal Home Loan Bank advances................................        414,365      369,238
  Securities sold under repurchase agreements and other borrowings        69,511      102,206
  Interest payable and other liabilities.........................         17,516       14,796
                                                                     -----------   ----------
      Total liabilities..........................................      1,934,500    1,964,951

STOCKHOLDERS' EQUITY:
  Common stock; no par value; 15,000,000 shares authorized;
    12,619,499 shares issued and outstanding at December 31,
    1997; and 12,151,514 shares issued and outstanding at
    December 31, 1996............................................         19,110       19,110
  Additional paid-in capital.....................................         78,094       78,192
  Retained earnings..............................................         81,764       83,599
  Treasury stock.................................................             --      (10,304)
  Guaranteed ESOP obligation.....................................             --         (379)
  Recognition and retention plan obligation......................             --           (4)
  Net unrealized gain on securities available-for-sale...........          2,027           45
                                                                      ----------   ----------
      Total stockholders' equity.................................        180,995      170,259
                                                                     -----------   ----------
      Total liabilities and stockholders' equity.................     $2,115,495   $2,135,210
                                                                      ----------   ----------

           See accompanying notes to consolidated financial statements.

PINNACLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                    1997        1996        1995
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $ 128,758   $ 114,316   $  90,234
    Tax-exempt............................................             667         404         346
  Interest and dividends on securities:
    Available-for-sale
      Taxable.............................................          35,643      29,424      12,867
      Tax-exempt..........................................           1,480       1,140         159
    Held-to-maturity
      Taxable.........................................    ....          --       1,227       2,500
      Tax-exempt..........................................              --          --         873
  Interest on federal funds sold..........................             166         410         257
  Interest on interest-bearing deposits with
    financial institutions................................             358         982         680
                                                                 ---------   ---------   ---------
        TOTAL INTEREST INCOME.............................         167,072     147,903     107,916

INTEREST EXPENSE:
  Interest on deposits....................................          62,695      60,567      43,556
  Interest on Federal Home Loan Bank advances.............          24,286      15,928       8,821
  Interest on securities sold under repurchase agreements
    and other borrowings..................................           4,505       3,104       2,692
                                                                 ---------   ---------   ---------
        TOTAL INTEREST EXPENSE...............................       91,486      79,599      55,069
                                                                 ---------   ---------   ---------
        NET INTEREST INCOME..................................       75,586      68,304      52,847
  Provision for loan losses..................................       13,320       2,681       1,422
                                                                 ---------   ---------   ---------
        NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES..       62,266      65,623      51,425
  Noninterest income:
    Service charges on deposit accounts......................        5,279       4,341       3,653
    Trust income.............................................          912         789         605
    Securities gains and losses, net.........................          813         708         790
    Other income.............................................       11,516       7,015       4,761
                                                                 ---------   ---------   ---------
        TOTAL NONINTEREST INCOME.............................       18,520      12,853       9,809

  Noninterest expense:
    Salaries and employee benefits...........................       23,858      21,690      17,599
    Occupancy................................................        4,638       4,123       3,076
    Equipment................................................        3,748       3,473       2,813
    FDIC insurance premiums..................................          681       7,858       1,965
    Other expense............................................       33,086      17,802      13,207
                                                                 ---------   ---------   ---------
        TOTAL NONINTEREST EXPENSES..........................        66,011      54,946      38,660
                                                                 ---------   ---------   ---------
INCOME BEFORE INCOME TAX EXPENSE............................        14,775      23,530      22,574
INCOME TAX EXPENSE..........................................         4,559       7,443       6,353
                                                                 ---------   ---------   ---------
NET INCOME..................................................     $  10,216   $  16,087   $  16,221
                                                                 ---------   ---------   ---------

NET INCOME PER SHARE:
  Basic.........................................        $   .83     $   1.33     $   1.60
  Diluted.......................................            .83         1.32         1.58
AVERAGE SHARES OUTSTANDING:
  Basic.........................................     12,258,265   12,051,935   10,137,302
  Diluted.......................................     12,311,957   12,171,221   10,244,326
CASH DIVIDENDS DECLARED PER COMMON SHARE........        $  0.94     $   0.82     $   0.76

       See accompanying notes to consolidated financial statements.

PINNACLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                                              Net
                                                                                                           Unrealized
                                                                                                          (Losses) on
                                                       Additional                      Guaranteed         Securities
                                              Common    Paid-in  Retained     Treasury    ESOP           Available-for-
                                               Stock    Capital  Earnings       Stock  Obligation    RRP     Sale      Total
(in thousands)                                ------- ---------- --------     -------- ----------  ------- ----------  -----
Balance, January 1, 1995...............       $19,110   $42,690   $67,351     $(8,900)    $(715)   $ (48)   (3,347)  $116,141
Net income.............................            --        --    16,221          --        --       --        --     16,221
Common stock dividends declared:
  Pinnacle Financial Services, Inc.
    $.76 per share.....................            --        --    (3,295)         --        --       --        --    (3,295)
  Pooled companies prior to
    merger.............................            --        --    (4,036)         --        --       --        --    (4,036)
Issuance of common stock for:
  Employee incentive plan..............            --       636        --          --        --       --        --       636
  Stock offering, net of costs.........            --    13,184        --          --        --       --        --    13,184
  Purchase of Maco Bancorp, Inc........            --    20,985        --          --        --       --        --    20,985
Purchase of treasury stock.............            --        --        --        (957)       --       --        --      (957)
Payments made on guaranteed ESOP
  obligation...........................            --        --        --          --       125       --        --       125
Amortization of RRP contribution.......            --        --        --          --        --       27        --        27
Issuance of treasury stock.............            --       (79)       --         147        --       --        --        68
Tax benefit related to stock option
  plans................................            --        70        --          --        --       --        --        70
Change in unrealized gain(loss) for
  securities available-for-sale,
  net of tax effect of $3,468..........            --        --        --          --        --       --     5,289     5,289
                                              -------   -------    -------    -------     -----    -----    ------  --------
Balance, December 31, 1995.............        19,110    77,486     76,241     (9,710)     (590)     (21)     1,942  164,458
Net income.............................            --        --     16,087         --        --       --         --   16,087
Common stock dividends declared:
  Pinnacle Financial Services, Inc.
    $.82 per share.....................            --        --     (4,838)        --        --       --         --   (4,838)
  Pooled companies prior to
    merger.............................            --        --     (3,891)        --        --       --         --   (3,891)
Issuance of common stock for:
  Employee incentive plan..............            --       913         --         --        --       --         --      913
  Additional costs related to prior
    year stock offering................            --      (259)        --         --        --       --         --     (259)
Purchase of treasury stock.............            --        --         --       (612)       --       --         --     (612)
Payments made on guaranteed ESOP
  obligation...........................            --        --         --         --       211       --         --       211
Amortization of RRP contribution.......            --        --         --         --        --       17         --        17
Issuance of treasury stock.............            --       (11)        --         18        --       --         --         7
Tax benefit related to stock option
  plans.............. .................            --        63         --         --        --       --         --        63
Change in unrealized gain (loss)
  for securities available-for-sale,
  net of tax effect) of $(1,244).......            --        --         --         --        --       --     (1,897)   (1,897)
                                              -------   -------    -------    -------     -----    -----     ------  --------
Balance, December 31, 1996.............       $19,110   $78,192    $83,599   $(10,304)    $(379)     $(4)    $   45  $170,259
Net income.............................            --        --     10,216         --        --       --         --    10,216
Common stock dividends declared:
  Pinnacle Financial Services, Inc.
    $.94 per share.....................            --        --     (8,675)        --        --       --         --    (8,675)
  Pooled companies prior to
    merger.............................            --        --     (2,583)        --        --       --         --    (2,583)
Redemption of Shareholder's Rights
  Plan.................................            --        --        (48)        --        --       --         --       (48)
Common stock issuance upon exercise
  of options...........................            --     7,436         --         --        --       --         --     7,436
Payments made on guaranteed ESOP
  obligation...........................            --        --         --         --       379       --         --       379
Tax Benefit Related to stock option
  plans................................            --     1,630         --         --        --       --         --     1,630
Increase in fair value related to
  allocation of ESOP shares............            --       719         --         --        --       --         --       719
Amortization of RRP contribution.......            --        --         --         --        --        4         --         4
Issuance of treasury stock.............            --      (575)        --      1,000        --       --         --       425
Retirement of treasury stock...........            --    (9,304)        --      9,304        --       --         --        --
Cash paid in lieu of fractional
  shares...............................            --        (4)        --         --        --       --         --        (4)
Adjustment for change in fiscal
  year of pooled entity................            --        --       (745)        --        --       --         --      (745)
Change in unrealized gain (loss)
  for securities available-for-sale,
  net of tax effect of $...............            --        --         --         --        --       --      1,982     1,982
                                              -------   -------    -------    -------     -----    -----     ------  --------
Balance, December 31, 1997.............        19,110    78,094     81,764         --        --       --      2,027   180,995

        See accompanying notes to consolidated financial statements.

PINNACLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

(in thousands)
                                                                                         1997         1996        1995
                                                                                      ---------    ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................     $ 10,216    $  16,087   $  16,221
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation and amortization................................................        5,135        4,999       3,756
    Net amortization on loans and securities.....................................        1,116          636       1,088
    Provision for loan losses....................................................       13,320        2,681       1,422
    Deferred federal income taxes................................................       (2,029)      (1,206)       (446)
    Proceeds from sales of trading securities....................................           --       10,154       1,975
    Purchases of trading securities..............................................           --      (10,171)     (1,976)
    Mortgage loans purchased under agreements to resell..........................   (1,448,565)  (1,111,965)   (795,862)
    Proceeds from sale of mortgage loans purchased under agreements to resell....    1,363,517    1,096,721     741,010
    Mortgage loans originated for sale...........................................      (84,502)    (175,118)    (58,845)
    Proceeds from sales of loans.................................................       85,146      136,662      56,800
    Gain on sale of securities...................................................         (813)        (708)       (790)
    Gain on sale of loans........................................................       (3,411)      (1,019)       (545)
    Decrease(increase) in interest receivable and other assets...................       (3,529)      (1,331)     (1,477)
    Decrease in other liabilities................................................          267       (1,920)     (2,899)
                                                                                    ----------   ----------   ---------
NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES.................................      (64,132)     (35,498)    (40,568)
                                                                                    ----------   ----------   ---------

Net increase in loans, excluding loan sales and purchases......................         35,324      (67,920)     (5,654)
  Purchases of loans.............................................................      (50,269)     (79,642)    (17,723)
  Purchases of securities available-for-sale.....................................     (148,974)    (320,047)   (145,617)
  Purchases of securities held-to-maturity.......................................           --       (4,237)    (11,704)
  Purchases of Company owned life insurance policies.............................      (25,047)      (1,366)         (5)
  Proceeds from sales of securities available-for-sale...........................      205,091      146,580     140,291
  Proceeds from maturities and paydowns of securities available-for-sale.........       56,150       65,200      22,555
  Proceeds from maturities and paydowns of securities held-to-maturity...........           --        5,803      31,036
  Net (increase) decrease in interest-bearing deposits with financial
    institutions.................................................................       11,623       29,825     (24,583)
  Capital expenditures...........................................................       (6,331)      (3,086)     (3,185)
  Purchase of Forrest Holdings Inc. preferred stock..............................           --       (2,500)         --
  Purchase of MACO Bancorp, Inc., net of cash acquired and stock issued..........           --           --     (12,683)
  Purchase of NCB Corp., net of cash acquired....................................           --           --      (6,841)
                                                                                    ----------   ----------   ---------
NET CASH USED BY INVESTING ACTIVITIES............................................       77,567     (231,390)    (34,113)
                                                                                    ----------   ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits.......................................................      (45,603)     105,144      39,740
  Net increase in securities sold under repurchase agreements and other
    borrowings...................................................................       12,432       85,207      53,789
  Net change in obligation to limited partnership................................           --           18          --
  Common stock issued............................................................        7,436          654      13,752
  Contribution to fund ESOP......................................................          379          211         125
  Issuance of treasury stock.....................................................          425            7          68
  Purchase of treasury stock.....................................................           --         (612)       (957)
  Dividends paid.................................................................       (9,550)      (8,590)     (6,826)
  Redemption of shareholders' rights plan........................................          (48)          --          --
  Cash paid for fractional shares................................................           (4)          --          --
                                                                                    ----------   ----------   ---------
NET CASH USED BY FINANCING ACTIVITIES............................................      (34,533)     282,039      99,691
                                                                                    ----------   ----------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................................      (21,098)      15,151      25,010
Cash and cash equivalents at beginning of year...................................       76,707       61,556      36,546
                                                                                    ----------   ----------   ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR.........................................    $  55,609    $  76,707   $  61,556
                                                                                    ----------   ----------   ---------
                                                                                    ----------   ----------   ---------
SUPPLEMENTAL DISCLOSURES:
  Interest paid..................................................................    $  91,353    $  78,987   $  54,079
  Income taxes paid..............................................................    $  11,272    $   7,921   $   7,518
  Loans transferred to other real estate owned...................................    $   4,099    $     756   $     738
  Transfers of securities held-to-maturity to available-for-sale.................    $  14,299    $      --   $ 239,332
                                                                                    ----------   ----------   ---------

         See accompanying notes to consolidated financial statements.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1997 AND 1996

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    	The accounting and reporting policies of Pinnacle Financial Services, Inc. and subsidiaries conform to generally accepted accounting principles and prevailing practices within the banking industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts, revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The following are significant accounting and reporting policies of Pinnacle Financial Services, Inc. and subsidiaries.

(a) Consolidation

    The consolidated Pinnacle Financial Services, Inc. entity (the "Company") was formed on August 1, 1997 through a merger transaction whereby Indiana Federal Corporation and subsidiaries ("IFC") and CB Bancorp, Inc. and subsidiaries ("CB") were merged with and into the then existing Pinnacle Financial Services, Inc. and subsidiaries ("Pinnacle"). The merger transaction was accounted for in accordance with the pooling-of-interests method of accounting for a business combination. Accordingly, the consolidated financial statements included herein reflect the combination of the historical financial results of Pinnacle, IFC and CB and their respective recorded assets and liabilities have been restated at their historical cost as if the combining companies had been consolidated for all periods presented.

   	As a result of the merger transaction, the consolidated financial statements include the accounts of Pinnacle Financial Services, Inc. and its wholly-owned subsidiaries, Pinnacle Bank (the "Bank"), IndFed Mortgage Company, and Pinnacle
Financial Consultants. Pinnacle Bank's two wholly-owned subsidiaries are
Starkeis, Inc. and Brookview Real Estate, LTD. Effective December 31, 1996,
Pinnacle Bank-Indiana (formerly a wholly-owned subsidiary of Pinnacle Financial
Services, Inc.) was merged with and into Pinnacle Bank-Michigan, now collectively known as Pinnacle Bank. Significant intercompany balances and transactions have been eliminated in consolidation.

    Prior to the combination, CB's fiscal year ended March 31. In restating the historical consolidated financial statements included herein, the consolidated financial statements as of and for the year ended December 31, 1997 reflect transactions on a merged basis from January 1, 1997 through December 31, 1997. Additionally, CB's financial statements as of March 31, 1997 and 1996 and for each of the years in the two year period ended March 31, 1997 were combined with Pinnacle's and IFC's financial statements as of December 31, 1996 and 1995 and for each of the years in the two year period ended December 31, 1996. An adjustment of $745,000 was recorded in the consolidated statement of changes in stockholders' equity for the year ended December 31, 1997 to remove CB net income from January 1 through March 31, 1997 from retained earnings, which amount is included in December 31, 1996 retained earnings.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(b) Securities

   	Securities which management believes could be sold prior to maturity in order to manage interest rate risk, prepayment risk, liquidity risk, or other corporate purposes are classified as available-for-sale and are carried at fair value with unrealized gains and losses, net of applicable income taxes, reported as a component of stockholders' equity. Securities which management believes are held for resale in anticipation of short-term market movements are classified as trading securities which are stated at fair value with unrealized holding gains and losses recognized in the income statement. Securities, other than the foregoing, which management has the positive ability and intent to hold until maturity are classified as securities held-to-maturity and are accounted for using historical amortized cost. At December 31, 1997, the company had no trading or held-to-maturity securities.

   	Premiums and discounts on securities are amortized and accreted over the life of the related security as an adjustment to yield using the effective interest method. Gain or loss on the sale of securities is determined based on the adjusted cost of the specific security sold. A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings thereby establishing a new cost basis for the security.

(c)  Mortgage Loans Purchased Under Agreements to Resell

    The Company purchases residential mortgage loans from various mortgage companies prior to sale of these loans by the mortgage companies in the secondary market. The Company held loans that were purchased under agreements to resell from approved mortgage companies as of December 31, 1997. The Company purchases such loans from mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. As a result, no gains and losses are recorded at the resale of loans. The Company records interest income on the loans during the funding period and fee income received from the mortgage company for each loan when the loan is sold. The Company uses the stated interest rate in the agreement with each mortgage company for interest income recognition, and not the interest rates on individual loans. The Company does not retain servicing of the loans when they are resold. Purchase money and refinancing mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired are held for the duration of the construction loan period, which approximates one year or less.

(d) Mortgage loans Held for Sale

   	Loans held for sale are carried at the lower of aggregate cost or market value. Net unrealized losses are recognized in a valuation allowance by charges to income.

(e) Allowance for Loan Losses

   	The allowance for loan losses is increased by provisions charged to operating expense, is decreased by charge offs, net of recoveries, and is available for losses incurred on loans, including certain accrued interest receivable. The allowance for loan losses is based on management's periodic evaluation of the loan portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, the composition of the loan portfolio, and management's evaluation of the collectibility of specific loans. Management believes that the allowance for loan losses is adequate to absorb potential losses in the portfolio, however, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies periodically review the provision for loan losses. These agencies may require that additions be made to allowance for loan losses based upon their

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

judgment of information available to them at the time of their examination.

    A loan is considered impaired when it is probable that a creditor will be unable to collect contractual principal and interest due according to the contractual terms of the loan agreement. Impaired loans are generally considered by the Company to be nonaccrual commercial and commercial real estate loans, restructured loans and commercial and commercial real estate loans for which principal and/or interest is at risk. Impairment is measured by determining the fair value of the loans based on the present value of expected cash flows, the market price of the loans, or the fair value of the underlying collateral. If the fair value of the loan is less than the recorded book value, a valuation allowance is established as a component of the allowance for loan losses.

(f) Nonperforming Assets

   	Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, loans contractually past due 90 days or more as to interest and/or principal and not included in nonaccrual loans, and other real estate which has been acquired primarily through foreclosure and is awaiting disposition. Loans are generally placed on a nonaccrual basis when, in the opinion of management, collection of principal or interest payments is unlikely. Income on such loans is then recognized only to the extent that cash is received and where future collection of principal is probable.

   	Other real estate is carried at the lower of cost or fair value, less estimated costs to sell. When the property is acquired through foreclosure, any excess of the related loan balance over estimated fair value is charged to the allowance for loan losses. Subsequent write-downs, losses upon sale, and expenses related to maintenance of properties are charged to other expense.

(g) Premises and Equipment

    Premises and equipment are stated at cost less accumulated depreciation. Depreciation, computed on the straight-line and accelerated methods, is charged to operations over the estimated useful lives of the properties.

(h) Goodwill and Other Intangibles

   	Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis up to 15 years with a remaining life of approximately 10 years at December 31, 1997. At
December 31, 1997 and 1996, goodwill of approximately $13,393,000 and $14,604,000, respectively, is included in other assets in the accompanying consolidated balance sheets.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   	Core deposit intangibles, representing the premium associated with the acquisition of certain deposit liabilities, are being amortized to operating expenses on a straight-line basis over the average lives of approximately 7 to 10 years of such deposit liabilities, with a remaining life at December 31, 1997 of approximately 4 years. At December 31, 1997 and 1996, core deposit intangibles of approximately $2,687,000 and $3,368,000, respectively, are included in other assets in the accompanying consolidated balance sheets.

   	The Company assesses the recoverability of its goodwill and other intangibles through review of various economic factors on a periodic basis in determining whether impairment, if any, exists.

(i) Loan Servicing Rights

    The Company recognizes as a separate asset the right to service loans for others which are amortized over the estimated lives of the loans. The Company also evaluates these servicing rights for impairment based on the current fair value of those rights. Impairment is recognized through a valuation allowance established through a charge to expense. Loan servicing rights as of December 31, 1997 and 1996 totaled approximately $1,029,000 and $477,000, respectively.

(j) Trust Assets

    Assets held by the Company in fiduciary or agency capacity for customers are not assets of the Company and as such are not included in the consolidated financial statements. Fee income is recognized on an accrual basis for financial reporting purposes.

(k) Employee Stock Ownership Plan

   	The Company has established an Employee Stock Ownership Plan (the ESOP) for the former employees of IFC and CB.  The Company recognizes compensation expense for the applicable ESOP shares based on the fair value of those shares when committed to be released to employees, rather than based on their original cost in accordance with the American Institute of Certified Public Accountants &
Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership
Plans (SOP93-6).

(l) Retirement Plans

   	Costs for the Company's defined benefit plans, which cover substantially all employees of the former Pinnacle and CB entities, are accounted for in accordance with the requirements of Statement of Financial Accounting Standards
No. 87, "Employers: Accounting for Pensions". The projected unit credit method is utilized for measuring net periodic pension cost over the employees' service life. The Company's funding policy is to contribute annually an amount calculated under the minimum ERISA funding requirements.

(m) Postretirement Benefits Other Than Pensions

    An accrual for postretirement benefits is charged to current earnings based upon the expected cost of providing postretirement benefits to employees during the years that the employees render services.

(n) Stock Option Plan

    As of December 31, 1996, the Company adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation". The Company applies APB Opinion 25, "Accounting for Employee Benefit Plans" and related interpretations in accounting for its stock option plan.

(o) Income Taxes

   	Prior to the merger Pinnacle, IFC and CB and their respective subsidiaries each filed consolidated U.S. income tax returns. The consolidated tax liability is settled between companies generally as if each company had filed a separate return. For the year ended December 31, 1997, the Company and its subsidiaries will file consolidated tax returns.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   	Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", the effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

(p) Income Recognition

   	The Company uses the accrual basis of accounting for financial reporting purposes. Loans are stated at the principal amount outstanding, net of any unearned income. Loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the yield.

(q) Statements of Cash Flows

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold.

(r) Per Share Data

   	Basic net income per share is calculated by dividing net income by the weighted average number of shares of common stock outstanding during each period. The diluted net income per share calculation is adjusted for the effects of options. Average shares have been increased for the assumed conversion of outstanding options into common shares and is retroactively adjusted for stock splits and stock dividends. Cash dividends declared per share are based upon the number of shares outstanding at date of declaration, retroactively adjusted for stock splits and stock dividends.

(s) Reclassifications

    Certain prior year amounts have been reclassified to conform to current year presentation.

NOTE 2 SUPERVISION AND REGULATION

   	The Company and its subsidiary bank are subject to supervision, regulation and periodic examination by various federal and state banking regulatory agencies including the Board of Governors of the Federal Reserve Board (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Michigan Financial Institutions Bureau (the "FIB"). Since the Company is a bank holding company, the Company's activities are limited to the business of banking and activities closely related to banking.

    The following is a summary of certain statutes and regulations affecting the Company. This summary is qualified in its entirety by such statutes and regulations, which are subject to change based on pending and future legislation and action by regulatory agencies.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   	BANK HOLDING COMPANIES. As a bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended (the
"BHCA"), and by the FRB.

    Banking laws and regulations restrict transactions by insured banks owned by a bank holding company, including loans to and certain purchases from the parent holding company, non-bank and bank subsidiaries of the parent holding company, principal stockholders, officers, directors and their affiliates, and investments by the subsidiary banks in the shares or securities of the parent holding company (or of any other non-bank or bank affiliates), and acceptance of such shares or securities as collateral security for loans to any borrower. The regulators also review other payments, such as management fees, made by subsidiary banks or affiliated companies.

   	Under the BHCA, a bank holding company is prohibited, with certain limited exceptions, from engaging in activities other than those of banking or of managing or controlling banks and from acquiring or retaining direct or indirect ownership or control of voting shares or assets of any company which is not a bank or bank holding company, other than subsidiaries engaged in activities which the Federal Reserve Board determines to be so closely related to banking and managing or controlling banks as to be a proper incident thereto.

   	BANKS.  The Company's subsidiary bank is subject to regulation, supervision and periodic examination by the Michigan FIB. Additionally, as an institution whose deposits are insured by the Bank Insurance Fund (the "BIF") and the
Savings Association Insurance Fund (the "SAIF") of the FDIC, Pinnacle Bank is
also subject to supervision, regulation and periodic examination by the FDIC.

   	The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--- actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

   	Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

   	As of December 31, 1997, the most recent notification from the primary regulator of Pinnacle Bank categorized the Bank as WELL CAPITALIZED under the regulatory framework for prompt corrective action. To be categorized as WELL CAPITALIZED the Bank must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. This notification occurred prior to the effective date of the pooling. There are no conditions or events since that notification that management believes have changed the institution's category.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    The Company's and the Bank's actual capital amounts and ratios are also presented in the tables for 1997 and 1996.


                                                                                                To be well-
                                                                                             Capitalized Under
                                                                           For Capital       Prompt Corrective
                                                         Actual         Adequacy Purposes    Action Provisions
                                                   ------------------- -------------------  -------------------
                                                    Amount     Ratio      Amount    Ratio     Amount    Ratio
                                                  ----------   ------  ---------   ------   ----------  ------
AS OF DECEMBER 31, 1997
Total Capital (to Risk Weighted Assets):
  CONSOLIDATED.................................   $  180,984   14.54%   $  99,611   8.00%   $ 124,513   10.00%
  Pinnacle Bank................................      199,193   12.25%      97,412   8.00%     121,765   10.00%
Tier 1 Capital (to Risk Weighted Assets):
  CONSOLIDATED.................................   $  165,359   13.28%   $  49,805   4.00%   $  74,708    6.00%
 	Pinnacle Bank................................     	133,907   11.00%      48,706   4.00%      73,059    6.00%
Tier 1 Capital (to Average Assets):
  CONSOLIDATED.................................   $  165,359    7.29%   $  90,682   4.00%   $ 113,352    5.00%
  Pinnacle Bank................................      133,907    6.44%      83,198   4.00%     103,998    5.00%

AS OF DECEMBER 31, 1996
Total Capital (to Risk Weighted Assets):
  CONSOLIDATED.................................   $  168,081   13.30%   $ 100,870   8.00%   $ 126,087   10.00%
  Pinnacle Bank................................      145,522   11.61%     100,297   8.00%     125,372   10.00%
Tier 1 Capital (to Risk Weighted Assets):
  CONSOLIDATED.................................   $  153,172   12.12%   $  50,435   4.00%   $  75,652    6.00%
  Pinnacle Bank................................      130,613   10.42%      50,149   4.00%      75,223    6.00%
Tier 1 Capital (to Average Assets):
  CONSOLIDATED.................................   $  153,172    7.41%   $  83,832   4.00%   $ 104,790    5.00%
  Pinnacle Bank................................      130,613    6.27%      83,367   4.00%     104,208    5.00%


NOTE 3 MERGERS AND ACQUISITIONS

  		Effective August 1, 1997, the Company issued 4,790,736 and 1,553,144 shares of its common stock in exchange for all outstanding common stock of Indiana
Federal Corporation ("IFC") and CB Bancorp, Inc. ("CB"), respectively, both of which were thrift holding companies located in Valparaiso and Michigan City,
Indiana, respectively. Total assets acquired of IFC and CB were $835 million and
$288 million respectively. The business combinations have been accounted for as pooling-of-interests transactions, and accordingly, the consolidated financial statements for periods prior to the combinations have been restated to include the accounts and results of operations of IFC and CB.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  		The results of the operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below (in thousands):

                                                                 Six Months           Years ended,
                                                                Ended June 30, December 31, December 31,
                                                                         1997         1996        1995
                                                                      ---------     --------   ---------
(unaudited)
Net interest income:
  Pinnacle..........................................................    18,431       34,276      19,344
  IFC...............................................................    13,546       25,674      26,141
  CB................................................................     4,628        8,354       7,362
                                                                        ------       ------      ------
Consolidated........................................................    36,605       68,304      52,847
                                                                        ------       ------      ------
                                                                        ------       ------      ------

Net income:
  Pinnacle..........................................................     6,081        9,152       6,459
  IFC...............................................................     4,251        4,623       7,304
  CB................................................................     1,619        2,312       2,458
                                                                        ------       ------      ------
Consolidated........................................................    11,951       16,087      16,221
                                                                        ------       ------      ------
                                                                        ------       ------      ------


    On October 1, 1996, the Company , through Pinnacle Bank, purchased Starke's, Inc., a local insurance agency, through the issuance of 99,451 shares of Pinnacle common stock. The assets acquired were $1,241,000 and the transaction was accounted for using the pooling-of-interests method with no restatement of prior periods as amounts involved were not material.

    On December 1, 1995, the Company acquired all of the outstanding stock of Maco Bancorp, Inc. ("Maco"), a Delaware corporation and registered savings and loan holding company headquartered in Merrillville, Indiana, for a purchase price of $41,944,000 (the "Purchase Price"). Approximately 50% of the Purchase Price was paid in cash ($20,959,000) and the balance was paid in Pinnacle common stock valued at $20,985,000. The acquisition of Maco was accounted for as a purchase. All assets (approximately $412,800,000) and all liabilities (approximately $384,200,000) of Maco and its subsidiaries (First Federal Savings Bank of Indiana, Brookview Real Estate Ltd. and First Insurance, Inc.) were adjusted to fair value as of the effective date creating goodwill in the amount of $13,350,000 which is being amortized on a straight line basis over 15 years. Premiums and discounts on the fair value adjustments amounted to approximately $3,895,000 and $830,000, respectively. The operating results of Maco have been included in the Company's financial statements since the date of acquisition.

	  	On January 31, 1995, the Company acquired, for $8.2 million, NCB Corporation
("NCB"), a bank holding company with total assets of approximately $45.0 million with offices in Culver and Granger, Indiana. The operations of NCB are included in the Company's financial statements since the date of acquisition and reflect the application of the purchase method of accounting. Under this method of accounting, the aggregate cost to the Company of the acquisition was allocated to the assets acquired and liabilities assumed, based on their estimated fair values as of January 31, 1995, creating goodwill in the amount of $1.5 million which is being amortized on a straight line basis over 15 years.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures about
Fair Value of Financial Instruments" (Statement 107), requires that the Company disclose estimated fair values for its financial instruments in its consolidated financial statements. Fair value estimation methods and assumptions are presented below for the Company's consolidated financial statements.

    The estimated fair value of the Company's financial instruments at December 31, 1997 and 1996 was as follows:

                                                                         1997                     1996
                                                              -----------------------   -------------------------
                                                                Carrying       Fair       Carrying       Fair
                                                                 Value         Value        Value        Value
                                                              -----------    ---------   ----------   ----------

Financial Assets:
  Cash and due from banks....................................  $   49,209   $   49,209   $   60,957   $   60,957
  Federal funds sold.........................................       6,400        6,400       15,750       15,750
  Interest-bearing deposits with financial institutions......       1,548        1,548       13,171       13,171
  Securities available-for-sale..............................     419,284      419,284      513,486      513,486
  Securities held-to-maturity................................          --           --       14,299       14,348
  Mortgage loans held for sale...............................      12,750       12,750       11,485       11,491
  Net loans..................................................   1,487,837    1,494,377    1,400,946    1,405,485
  Accrued interest receivable................................      17,282       17,282       15,778       15,778
                                                               ----------   ----------   ----------   ----------

    Total financial assets...................................  $1,994,310   $2,000,850   $2,045,872   $2,050,466

Financial Liabilities:
  Noninterest-bearing deposits...............................  $   99,262   $   99,262   $  121,235   $  121,235
  Interest-bearing deposits..................................   1,333,846    1,335,907    1,357,476    1,361,453
  Federal Home Loan Bank advances, securities sold under
    repurchase agreements, and other borrowings..............     483,876      485,070      471,444      474,376
  Accrued interest payable...................................       5,239        5,239        5,130        5,130
                                                               ----------   ----------   ----------   ----------

    Total financial Liabilities..............................  $1,922,223   $1,925,478   $1,955,285   $1,962,174


 			CASH AND DUE FROM BANKS AND FEDERAL FUNDS SOLD: The carrying value of cash and due from banks and federal funds sold approximates fair value due to the short term maturity of those instruments.

 			INTEREST-BEARING DEPOSITS WITH FINANCIAL INSTITUTIONS AND SECURITIES: Fair
values of these instruments are based on quoted market prices, when available.
If quoted market prices are not available, fair values are based on quoted market prices of comparable assets.

 			MORTGAGE LOANS HELD FOR SALE: Fair value are estimated based on quoted market prices.

 			NET LOANS: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, commercial real estate, residential mortgage, and consumer, including credit card loans. Each loan category is further segmented into fixed and adjustable rate interest terms.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 			The fair value of performing loans, except credit card loans, is calculated by discounting scheduled cash flows through the estimated maturity using the current rates at which similar loans would be made to borrowers with similar credit ratings with the same remaining maturities. The estimate of the maturity is based on industry forecast experience with repayments for each loan classification. The fair value of variable rate loans repricing within three months and credit card loans were assumed to be at carrying value.

   	Fair value for nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

    ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE: The carrying value of accrued interest receivable and accrued interest payable approximates fair value due to the relatively short period of time to expected realization.

   	NONINTEREST-BEARING AND INTEREST-BEARING DEPOSITS: The fair value of deposits with no stated maturity, such as demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand as of December 31, 1997 and 1996. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for similar remaining maturities.

	   FEDERAL HOME LOAN BANK ADVANCES, SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
AND OTHER BORROWINGS: The carrying amounts for securities sold under repurchase agreements and certain other borrowings approximate fair value as they mature in 90 days or less. The fair value of certain other borrowings with maturities greater than 90 days are based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for similar remaining maturities.

   	COMMITMENTS TO EXTEND CREDIT AND LETTERS OF CREDIT: The value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

   	LIMITATIONS: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of particular financial instruments. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 			Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a substantial trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the mortgage servicing rights, premises and equipment, and intangible assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

NOTE 5 CASH AND DUE FROM BANKS

  			The Bank is required to maintain certain daily reserve balances on hand in accordance with Federal Reserve Board requirements. The reserve balances maintained in accordance with such requirements at December 31, 1997 and 1996, were $12,086,000 and $10,603,000, respectively.

NOTE 6 SECURITIES

     The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale securities at December 31, 1997.

                                                                           Gross      Gross
                                                                        Unrealized  Unrealized
                                                             Amortized    Holding    Holding       Fair
                                                                Cost       Gains     Losses       Value
                                                           ------------ ----------- -----------   ------
                                                                         (in thousands)
AVAILABLE-FOR-SALE:
  U.S. Treasury and agency securities........................$  156,978   $   881   $  (376)  $  157,483
  Obligations of states and political subdivisions...........    31,728     1,375        --       33,103
  Corporate securities.......................................     2,000        --        (8)       1,992
  Equity securities..........................................    31,130        --       (22)      31,108
  Mortgage backed securities.................................   194,114     1,801      (317)     195,598
                                                             ----------   -------   -------   ----------

    Total securities.........................................$  415,950   $ 4,057   $  (723)  $  419,284
                                                             ----------   -------   -------   ----------
                                                             ----------   -------   -------   ----------


PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for available-for-sale securities at December 31, 1996.


                                                                       Gross       Gross
                                                                     Unrealized  Unrealized
                                                           Amortized   Holding    Holding       Fair
                                                              Cost      Gains     Losses        Value
                                                          ----------- --------- -----------   ---------
                                                                        (in thousands)
AVAILABLE-FOR-SALE:
  U.S. Treasury and agency securities...................   $ 205,608   $   787   $ (1,212)   $ 205,183
  Obligations of states and political subdivisions......      21,873       582         (8)      22,447
  Corporate securities..................................      12,350         4        (33)      12,321
  Equity securities.....................................      23,653       101        (29)      23,725
  Mortgage backed securities............................     249,950     1,327     (1,467)     249,810
                                                           ---------   -------   --------    ---------
    Total securities....................................   $ 513,434   $ 2,801   $ (2,749)   $ 513,486
                                                           ---------   -------   --------    ---------
                                                           ---------   -------   --------    ---------


    The following summarizes the amortized cost, gross unrealized holding gains, gross unrealized holding losses and fair value for securities held to maturity at December 31, 1996.


                                                                            Gross      Gross
                                                                         Unrealized  Unrealized
                                                               Amortized   Holding    Holding      Fair
                                                                  Cost      Gains      Losses     Value
                                                             ------------ ---------  ---------   -------
                                                                           (in thousands)
HELD-TO-MATURITY:
  U.S. Treasury and agency securities.........................  $  3,000   $   --     $  (48)   $  2,952
  Corporate securities........................................     2,789        6         (2)      2,793
  Mortgage backed securities..................................     8,510      102         (9)      8,603
                                                                --------   ------     ------    --------
  Total securities..........................................    $ 14,299   $  108     $  (59)   $ 14,348
                                                                --------   ------     ------    --------


PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    Maturities of investment securities classified as available-for-sale at December 31, 1997 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                               Available-For-Sale
                                                                                            -------------------------
                                                                                              Amortized      Fair
                                                                                                Cost         Value
                                                                                            ------------- ----------
                                                                                                  (in thousands)
No maturity............................................................................    $    31,130   $   31,108
Due in one year or less................................................................         11,664       11,716
Due after one year through five years..................................................         16,498       16,763
Due after five years through ten years.................................................         68,309       69,198
Due after ten years....................................................................         94,235       94,901
Mortgage-backed securities.............................................................        194,114      195,598
                                                                                          ------------   ----------
Total securities.......................................................................    $   415,950   $  419,284
                                                                                          ------------   ----------
                                                                                          ------------   ----------


    Proceeds from sales of securities (excluding trading securities) during 1997, 1996 and 1995 were $205,901,000, $146,580,000, and $140,291,000, respectively. Gross gains of $1,236,000, $841,000, and $1,599,000 and gross losses of $423,000, $150,000, and $809,000 were realized on those sales for 1997, 1996, and 1995, respectively. During 1997, 1996, and 1995 there were no sales of securities classified as held-to-maturity.

    On August 1, 1997, securities held-to-maturity were reclassified to available-for-sale upon consummation of the CB merger to conform to Pinnacle's classification of investment securities. At the date of transfer, the securities had an amortized cost and net unrealized gain of $14.0 million and $200,000, respectively.

   	Mortgage-backed securities include mortgage-backed securities and collateralized mortgage obligations. The mortgage-backed securities represent participating interest of pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Collateralized mortgage obligations are debt securities that are secured by mortgage loans or other mortgage-backed securities.

  		Securities with an amortized cost of $40,206,000 and $356,602,000 at
December 31, 1997 and 1996, respectively, were pledged to secure public deposits and securities sold under agreements to repurchase and for other purposes as required by law or contract.

    The Company did not have any investment securities that individually exceeded 10% of stockholders' equity at December 31, 1997 and 1996.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 LOANS

    The following summarizes loans by classification at December 31 of each year.

                                                          1997        1996
                                                       ---------    ---------
                                                            (in thousands)
Commercial loans..................................... $  491,932  $  421,948
Real estate loans....................................    588,046     650,624
Consumer loans.......................................    238,427     238,321
Tax exempt loans.....................................     10,240       9,686
Mortgage loans purchased under agreements to
  resell.............................................    179,720      95,276
                                                      ----------   ---------

Loans, net.....................................       $1,508,365  $1,415,855
                                                      ----------  ----------
                                                      ----------  ----------


MORTGAGE LOANS PURCHASED UNDER AGREEMENTS TO RESELL

  		The Company has entered into agreements with mortgage companies in which the
Company purchases, at its discretion, mortgage loans from the mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. The Company records interest income on the loans during the funding period and the Company records fee income
(recorded as noninterest income) received from the mortgage company for each loan when resold. The interest income recorded is based on a rate of interest tied to the prime rate (as established from time to time by a major Chicago-
based financial institution) during the funding period, and not the rates on individual loans. Such loans are reviewed, prior to purchase, for evidence that the loans are of secondary market quality or meet the Company's internal underwriting guidelines. An assignment of the mortgage to the Company is required. In addition, the Company either takes possession of the original note and forwards such note to the end investor or the Company receives a certified copy of the note and subsequently receives acknowledgment from the end investor of receiving the original note. A commitment to purchase from an end investor is generally required prior to purchase by the Company. In the event that the end investor would not honor this commitment and the mortgage companies would not be able to honor their repurchase obligations, the Company would then need to sell these loans in the secondary market at the fair value of these loans. Purchase money and refinance loans are generally held no more than 90 days by the Company and are typically resold within 30 days. The Company also purchases interim construction loans under this program and holds these loans for the duration of the construction loan period which typically approximates one year or less. The
Company had approximately $21,566,000 and $25,407,000 of interim construction loans purchased under agreements to resell at December 31, 1997 and 1996.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 LOANS (CONTINUED)

   	The following summarizes nonaccrual loans and loans greater than 90 days delinquent which are still accruing interest at December 31 of each year.

                                                                   1997                   1996
                                                           --------------------    -------------------
                                                            Non-       90 Days      Non-       90 Days
                                                           Accrual     Past Due    Accrual    Past Due
                                                          --------   -----------  ---------  -----------
                                                                           (in thousands)
Real estate loans.......................................  $   1,027   $   4,040   $   1,742   $   3,459
Commercial loans........................................      7,665       1,962       4,569       2,239
Consumer loans..........................................        446       1,036         118         503
Tax exempt loans........................................         --          --          --          --
Mortgage repurchase loans...............................      1,629          --       4,700          --
                                                          ---------   ---------   ---------   ---------
Total loans.............................................  $  10,767   $   7,038   $  11,129   $   6,201
                                                          ---------   ---------   ---------   ---------
                                                          ---------   ---------   ---------   ---------

   	For the years ended December 31, 1997, 1996 and 1995, if nonaccrual loans had been maintained current in accordance with their original terms, additional interest income of $840,000, $1,100,000, and $449,000, respectively, would have been realized.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 LOANS (CONTINUED)

    The recorded investment in impaired loans at December 31, 1997 and 1996 totaled $16.5 million and $13.3 million, respectively, for which a specific allowance for loan losses of $2.9 million and $1.6 million, respectively, was required as of and for the years then ended. As of December 31, 1997 and 1996, the average recorded investment in impaired loans approximated $15.4 million and $10.9 million, respectively. For the years ended December 31, 1997 and 1996, interest income recorded on such loans totaled $1,031,000 and $688,000, respectively, of which $547,000 and $475,000 respectively has been recorded on a cash basis.

   	Certain officers, directors, and entities with which they are affiliated have borrowed funds from the Company. These loans were made in the ordinary course of business on substantially the same terms as loans to other persons and, in the opinion of management, do not involve more than the normal risks of collectibility or present other unfavorable features. Such loans at December 31, 1997 and 1996 aggregated approximately $19,413,000 and $14,903,000, respectively. The net increase of $4,510,000 in such loans resulted from new loans of $5,087,000 and collections on loans of $577,000.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   	The following summarizes the activity in the allowance for loan losses for the years ended December 31.

                                                                                      1997        1996          1995
                                                                                   ---------    ---------    ---------
                                                                                              (in thousands)
Balance, beginning of year.......................................................  $  14,909    $ 13,853    $  11,787
Adjustment due to change in fiscal year of pooled entity.........................        501          --           --
Provisions charged against income................................................     13,320       2,681        1,422
Recoveries.......................................................................        515         735          335
Allowance of acquired financial institutions.....................................         --          --        1,855
                                                                                   ---------    --------    ---------
                                                                                      29,245      17,269       15,399
Loans charged off................................................................     (8,717)     (2,360)      (1,546)
                                                                                   ---------    --------    ---------
Balance, end of year.............................................................  $  20,528    $ 14,909    $  13,853
                                                                                   ---------    --------    ---------
                                                                                   ---------    --------    ---------


NOTE 8 PREMISES AND EQUIPMENT, NET

    The following summarizes premises and equipment by classification at December 31.

                                                                                                1997         1996
                                                                                             ---------     --------
                                                                                                  (in thousands)
Land and land improvements.................................................................. $   4,637    $  4,766
Buildings...................................................................... ..............  26,704      25,746
Furniture, fixtures and equipment...........................................................    23,785      18,687
                                                                                             ---------    --------
Subtotal....................................................................... ..........      55,126      49,199
Less accumulated depreciation...............................................................    25,827      23,117
                                                                                             ---------    --------
Premises and equipment, net................................................................. $  29,299    $ 26,082
                                                                                             ---------    --------
                                                                                             ---------    --------

Depreciation expense charged to operations was $3,114,000, $2,856,000, and $2,252,000 in
	1997, 1996, and 1995, respectively.

                                      56

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 TIME DEPOSITS

    The following summarizes time deposits and their remaining maturities, included in interest-bearing deposits at December 31.

                                                                               1997
                                                                            -----------
(in thousands)
Due within one year....................................................     $ 535,391
From one to two years..................................................       112,424
From two to three years................................................        35,275
From three to four years...............................................         9,456
From four to five years................................................        11,350
Over five years........................................................        10,021
                                                                            ---------
Total..................................................................     $ 713,917
                                                                            ---------
                                                                            ---------

NOTE 10 BORROWINGS

   	The following is a schedule of securities sold under repurchase agreements and other borrowings at December 31 of each year.

                                                             1997        1996
                                                          ---------   --------
                                                              (in thousands)
Securities sold under repurchase agreements.............  $  69,511  $  32,103
Federal funds purchased.................................         --     69,900
Federal Home Loan Bank advances.........................    414,365    369,238
Other borrowings........................................         --        203
                                                          ---------  ---------
Total...................................................  $ 483,876  $ 471,444
                                                          ---------  ---------
                                                          ---------  ---------

    Securities sold under repurchase agreements represent an indebtedness of the Company secured by certain securities. At December 31, 1997 and 1996, the interest cost with regard to daily averages was 5.11% and 4.36%, respectively. Securities with an amortized cost of $31.8 million and $29.9 million and an estimated fair value of approximately $ 31.9 million and $29.8 million were pledged as collateral for these agreements at December 31, 1997 and 1996, respectively.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    Federal funds purchased, which mature daily, had an interest cost of 6.24% at December 31, 1996. There were no federal funds purchased at December 31, 1997.

    Federal Home Loan Bank advances represent borrowings from Federal Home
Loan Bank. Advances of $927.0 million, and $728.9 million, were drawn upon during 1997, and 1996, respectively. At December 31, 1997, 1996, and 1995, respectively, the interest cost with regard to daily averages was 5.67 %, 5.78%, and 6.13%, with maturities of one to ninety-four months. These borrowings are secured by Federal Home Loan Bank stock (carried at $30.9 million), by all eligible first mortgage loans on one-to-four family dwellings held by the Bank (approximately $553.0 million at December 31, 1997) and by specific securities with a carrying value of approximately $269.9 million.

    Other borrowings at December 31, 1996 consisted of the guaranteed ESOP obligation. The ESOP entered into a loan agreement to borrow up to $1.2 million with an unrelated financial institution to purchase shares of common stock in the open market. The balance outstanding as of December 31, 1997 and 1996 was $0 and $203,000, respectively.

NOTE 11 INCOME TAXES

 			Income taxes (benefits) reported in the consolidated statements of income for the years ended December 31, 1997, 1996, and 1995 include the following components.

                                                                        1997       1996        1995
                                                                     ---------   --------   ---------
                                                                               (in thousands)
U.S. Federal
  Current...........................................................  $  7,048   $  7,304   $   5,811
  Deferred..........................................................    (2,596)    (1,267)       (593)
State
  Current...........................................................       217      1,443       1,190
  Deferred..........................................................      (110)       (37)        (55)
                                                                      --------   --------   ---------
    Total...........................................................  $  4,559   $  7,443   $   6,353
                                                                      --------   --------   ---------
                                                                      --------   --------   ---------

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 			The following federal income tax expense differs from the amounts computed by applying the federal income tax rate of 35% to pretax income at December 31 of each year.

                                                                        1997       1996       1995
                                                                      --------   --------   --------
                                                                               (in thousands)
Computed "expected" tax.............................................  $  5,171   $  8,199   $  7,755
Tax exempt interest, net............................................      (695)      (478)      (430)
Low income housing credit...........................................    (1,476)    (1,299)    (1,225)
Amortization of goodwill............................................       389        327         42
Acquisition cost....................................................     1,323         --         --
State income tax, net of federal benefit............................        70        860        768
Other, net..........................................................      (223)      (166)      (557)
                                                                      --------   --------   --------
Total...........................................................     $   4,559   $  7,443   $  6,353
                                                                     ---------   --------   --------
                                                                     ---------   --------   --------

 			The following presents the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at
December 31 of each year.

                                                                              1997       1996
                                                                            --------   --------
                                                                               (in thousands)
Deferred Tax Assets:
  Allowance for loan losses.................................................   7,595      4,740
  Deferred directors compensation...........................................   1,308        395
  Capital loss and tax credit carryforward..................................      --        887
  Other.....................................................................     882      1,520
                                                                            --------   --------

    Total gross deferred tax assets.........................................   9,785      7,542
  Less valuation allowance..................................................      --        (61)
                                                                            --------   --------

    Net deferred tax assets.................................................   9,785      7,481
                                                                            --------   --------
                                                                            --------   --------

Deferred Tax Liabilities:
  Deposit base premium......................................................    (736)    (1,007)
  Deferred loan fees and costs..............................................  (1,647)      (992)
  Depreciation..............................................................    (390)      (372)
  Pension...................................................................    (463)      (271)
  Purchase discount.........................................................  (1,255)    (1,369)
  Unrealized gains on securities available-for-sale.........................  (1,307)       (16)
  Other.....................................................................    (321)    (1,273)
                                                                            --------   --------
    Total gross deferred tax liabilities....................................  (6,119)    (5,230)
                                                                            --------   --------

    Net deferred tax assets.................................................   3,666      2,251
                                                                            --------   --------
                                                                            --------   --------

 			The valuation allowance for deferred tax assets of $61,000 as of December
31, 1996 was reduced to zero during 1997 due to the utilization of the capital loss carry forward.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 EMPLOYEE BENEFITS

 			The former Pinnacle, IFC and CB entities had various employee benefit programs for which certain plans have remained in place upon consummation of the merger transactions on August 1, 1997 and as of December 31, 1997. The details of each plan are described herein.

401(K) PLAN

 			The Company sponsors a defined contribution 401(k) plan for the benefit of former Pinnacle employees. The Company matches employee contributions at levels dependent upon current operating results. In 1997, 1996, and 1995, the Company contributions amounted to $128,000, $63,000, and $121,000, respectively.
Employee contributions to the plan are based upon optional percentages (ranging from 2% to 10%) of before tax compensation.

PENSION PLANS

 			The Company sponsors a defined benefit pension plan which provides benefits to substantially all full time employees of the former Pinnacle entity. Benefits under the plan are based on the employees' years of service and compensation during the five highest paid plan years of the last ten years preceding retirement. The following presents the components of net pension income at
December 31 of each year.

                                                                     1997        1996       1995
                                                                    ------     ------      -----
                                                                           (in thousands)
Service cost--benefits earned during the year.....................  $  536     $  463     $  333
Interest cost on projected benefit obligation.....................     379        401        268
Actual return on plan assets......................................    (735)      (923)    (1,093)
Net amortization and deferral.....................................    (157)       144        535
                                                                    ------     ------      -----
  Net pension expense (income)....................................      23     $   85     $   43
                                                                    ------     ------     ------
                                                                    ------     ------     ------

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    The following presents the funded status of the former Pinnacle Bank's plan and amounts recognized in the consolidated balance sheets at December 31 of each year.

                                                                                      1997       1996         1995
                                                                                   ---------   ---------   ---------
Actuarial present value of projected benefit obligation:
  Accumulated benefit obligation:
    Vested........................................................................ $  (3,754)  $  (3,440)  $  (2,837)
    Nonvested.....................................................................      (128)       (118)       (109)
  Provision for future salary increases...........................................    (1,976)     (2,580)     (1,969)
                                                                                   ---------   ---------   ---------
  Projected benefit obligation....................................................    (5,858)     (6,138)     (4,915)
Plan assets at fair value.........................................................     8,625       8,048       7,253
                                                                                   ---------   ---------   ---------
Excess of plan assets over projected benefit obligation...........................     2,767       1,910       2,338
Unrecognized net transition asset.................................................      (664)       (731)       (799)
Unrecognized net (gain)loss.......................................................      (498)         16        (259)
Unrecognized prior service cost...................................................      (468)        (35)        (36)
                                                                                   ---------   ---------   ---------
Prepaid pension cost, included in other assets....................................     1,137       1,160       1,244
                                                                                   ---------   ---------   ---------
                                                                                   ---------   ---------   ---------
Major assumptions used:
  Discount rate...................................................................      7.50%       7.50%       7.75%
  Rate of increase in compensation levels.........................................      5.50%       5.50%       6.00%
  Expected long-term rate on plan assets..........................................     10.00%      10.00%      10.00%


  		The plan assets are invested primarily in a collective investment trust at
December 31, 1997, 1996, and 1995.

    The Company is also a part of a multi-employer defined benefit pension plan covering substantially all former CB employees. The plan is administered by the directors of the Financial Institutions Retirement Fund. There is no separate actuarial valuation of plan benefits nor segregation of plan assets specifically for the Company. As of June 30, 1997, the latest actuarial valuation, the total plan assets exceeded the actuarially determined value of total vested benefits. The plan was terminated and assets transferred to participants in 1997. There was no pension plan expense or contribution for the years ended December 31, 1997, 1996, and 1995. The administrative cost of the plan is charged to expense and amounted to $1,600, 1,052, and $4,815 for the years ended December 31, 1997, 1996, and 1995, respectively.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    The Company has a Retiree Medical Plan which provides a portion of retiree medical care premiums for certain former Pinnacle employees. The Company's level of contribution is based on age and service formula which provides benefits to substantially all retired participants until December 31, 1997 and will provide benefits to active participants in a 100% co-pay basis until age 65. The components of the 1997, 1996 and 1995 net periodic postretirement benefit cost are shown below:

                                                                               1997       1996       1995
                                                                              ------     ------     ------
                                                                                     (in thousands)
Service cost...............................................................   $   --     $   --     $   --
Interest cost..............................................................       13         19         21
Net amortization and deferral..............................................       23         33         33
                                                                              ------     ------     ------
Net periodic postretirement benefit cost...................................       36     $   52     $   54
                                                                              ------     ------     ------
                                                                              ------     ------     ------

  		The funded status of the plan and the amounts recognized in the consolidated balance sheets are shown below:

                                                                           1997          1996         1995
                                                                         -------       -------      -------
                                                                                     (in thousands)
Retired participants and beneficiaries................................   $  (160)      $  (248)     $  (281)
Active participants...................................................        --            --           --
                                                                         -------       -------      -------
  Accumulated postretirement benefit obligation.......................      (160)         (248)        (281)
Plan assets at fair value.............................................        --            --           --
Excess of accumulated postretirement benefit obligation over plan
  assets..............................................................      (160)         (248)        (281)
Unrecognized transition obligation....................................       160           193          226
Unrecognized loss(gain)...............................................       (61)           (6)           2
                                                                         -------       -------      -------
  Accrued postretirement benefit obligation...........................   $   (61)      $   (61)     $   (53)
                                                                         -------       -------      -------
                                                                         -------       -------      -------

  		For measurement purposes, a 8.00%, 9.00%, and 10.00% annual rate of increase in the per capita cost of covered benefits (health care cost trend rate) was assumed for 1997, 1996, and 1995, respectively; the rate was further assumed to decline to 4.00% after 7 years. The health care cost trend rate assumption has an increasing effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation by $18,500 and
$25,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost by $1,000, $2,000 and $2,000 for years ended December 31, 1997, 1996 and 1995, respectively. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.50% for December 31, 1997 and 1996, and 7.25% for December 31,
1995.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL RETIREMENT PLANS

  		The Company maintains a supplemental retirement plan for executives of the former CB entity. The plan requires acceleration of funding of benefits upon change of control of the former CB entity into the secular trusts already established. The cost of the plan charged to expense was $265,000 for the year ended December 31, 1997 which included the payments to fund the remaining liability under the plan as the merger transaction as described in Note 3 met the change in control provisions per the agreement. The cost of the plan charged to expense was $39,000 and $44,000 for the years ended December 31, 1996 and
1995, respectively. The Company has purchased corporate-owned life insurance to partially fund its obligation under this plan. The accrued liability to the company was $0 at December 31, 1997 and 1996.

  		The Company also maintains a supplemental retirement plan for certain senior executives of the former IFC entity. The plan requires acceleration of funding of benefits upon change of control of the former IFC entity for certain executives. The cost of the plan charged to expense was $$1,157,000 for the year ended December 31, 1997 which included the payments to fund the remaining liability under the plan for certain executives as the merger transaction described in Note 3 met the change in control provisions per the agreement as well as the annual, actuarially determined amounts for the remaining IFC executives. The cost of the plan charged to expense was $230,000 and $25,000 for the years ended December 31, 1996 and 1995, respectively. The Company has purchased corporate-owned life insurance to partially fund its obligation under this plan. The accrued liability to the Company was $1,387,000 and $230,000 at
December 31, 1997 and 1996, respectively.

EMPLOYEE STOCK OWNERSHIP PLANS

  		The Company has established a leveraged Employee Stock Ownership Plan
("ESOP") in which all former IFC employees who attain minimum age and service requirements are eligible to participate. The Company recorded compensation expense related to the plan of $724,335 , $278,000, and $407,000 for the years ended December 31, 1997, 1996, and 1995, respectively. The Company's 1997 contribution to the ESOP was $257,995 compared to $350,350 in 1996 and $382,628 in 1995. The ESOP plan was terminated in 1997 upon repayment of the ESOP loan and allocation of all remaining shares to participants.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    At December 31, 1997 and 1996, the outstanding ESOP loan balance was $0 and $203,096, respectively. The interest incurred on the ESOP loan amounted to $7,507 in 1997, $18,950 in 1996, and $31,250 in 1995. Dividends paid on the unallocated ESOP shares totaled $14,536 in 1997, $45,519 in 1996, and $50,023 in 1995. The table below summarizes shares of Company Stock held by the ESOP.

                                                                   December 31,
                                                               ------------------
                                                               1997          1996
                                                             --------      --------
Shares allocated to participants..........................    225,549       185,171
                                                             --------      --------
Unallocated shares:
  Grandfathered under SOP 93-6............................         --        10,672
  Unearned ESOP shares....................................         --        29,706
                                                             --------      --------
    Total.................................................         --       225,549
                                                             --------      --------

	  	The Company also maintains an ESOP in which all former CB employees who attain minimum age and service requirements are eligible to participate. The
Company recorded compensation expense of $192,634 for the year ended December
31, 1997 and $64,211 for each of the years ended December 31, 1996 and 1995. The
Company's contribution to the ESOP was $208,686, $82,993, and $88,772 for the
years ended December 31, 1997, 1996, and 1995, respectively. The ESOP plan was terminated in 1997 upon repayment of the ESOP loan and the allocation of all remaining shares to participants. At December 31, 1997 and 1996, the outstanding ESOP loan balance was $0 and $176,852, respectively. The interest incurred on the ESOP loan amounted to $16,052, $18,782, and $24,561 for the years ended December 31, 1997, 1996, and 1995, respectively. The table below summarizes shares of Company stock held by the ESOP.

                                                                1997         1996
                                                              --------    ---------
Shares allocated to participants...........................    108,729       62,260
Unallocated shares.........................................         --       46,469
                                                              --------     --------
 ..........................................................         --      108,729
                                                              --------     --------
                                                              --------     --------

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RECOGNITION AND RETENTION PLANS

   	The Company has established the Recognition and Retention Plans (RRP) as a method of providing directors, officers and other key employees of the former CB entity with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Company. The terms of each RRP will be identical, only the participants and the number of shares awarded to each participant vary. Eligible directors, officers and other key employees of the Company will earn (i.e., become invested in) shares of common stock covered by the award at a rate of 20% per year. The Company contributed funds to the RRP to enable the Plans to acquire in the aggregate 46,600 shares of common stock. An expense of $7,705, $16,475, and $26,968 was recorded for these Plans for the years-ended December 31, 1997, 1996, and 1995.

DIRECTORS COMPENSATION PLANS

   	The Company sponsors a stock-based deferred compensation plan for directors of the former IFC entity, in which directors can defer fees and purchase phantom units of the Company's common stock at $11.63. The amount charged to expense related to this plan was $925,497, $156,839, and $162,199, in 1997, 1996, and
1995, respectively. At December 31, 1997, the directors had purchased 38,523 phantom units of which 6,629 were purchased in 1997.

   	The Company also sponsors a deferred compensation plan for its Board of Directors of the former CB entity. Under the terms of the plan, directors may elect to defer a portion of their fees which would be retained by the Company with interest being credited to the participant's deferred balance. The plan was terminated on August 1, 1997 and directors were paid their accumulated deferred balance which approximated $267,000.

   	The former CB Board of Directors adopted the Outside Directors' Consultation and Retirement Plan (the "Directors' Consultation Plan"). The purpose of the
Directors' Consultation Plan is to provide possible retirement benefits to directors who are not officers or employees of the former CB entity to ensure that the Company will have their continued service and assistance, if annually contracted for by the Board of Directors in the conduct of the Company's business in the future. Effective April 1, 1996, the Board of Directors of the
Company approved the Outside Director's Emeritus Plan (the "Directors' Emeritus
Plan) to replace the Outside Directors' Consultation and Retirement Plan. The
purpose of the Directors' Emeritus Plan is to ensure that the Company may, if the Board so desires, have the continued service and assistance of directors who are not officers or employees of the Company in the conduct of the Company's business in the future.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   The resulting liability from the Directors' Emeritus Plan approximates the liability accrued under the Directors' Consultation Plan. An expense of approximately $18,000, 33,000 and $37,000 was recorded for these plans for the years ended December 31, 1997, 1996 and 1995, respectively. The Directors' Emeritus Plan was terminated in 1997 and final payment of $240,000 was made to the directors. Therefore, the resulting liability to the Company was approximately $0 and $244,000 at December 31, 1997 and 1996, respectively.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 STOCK OPTION PLANS

   	At Pinnacle's 1993 Annual Stockholders Meeting, a non-qualified stock option plan (the "Plan") was presented to and approved by the stockholders of the
Company. The Compensation Committee of the Board of Directors, none of whom is eligible to participate in the Plan, awarded certain key employees options to purchase shares of the Company's common stock at an exercise price which approximates the fair market value at the date of grant. All stock options have five year terms and vest and become fully exercisable after five years from date of grant. The Board of Directors of the former CB entity has adopted the CB
Bancorp, Inc. 1992 Stock Option Plan for outside directors (the Directors'
Plan") of the former CB entity. Options for the purchase of shares of common stock are authorized under the Directors' Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible directors may exercise 100% of the options awarded to them.

   	The Company also awards incentive and non-qualified stock options to certain former directors, officers and key employees. All options granted have 10 year terms and vest and become fully exercisable over a 5 year period from the grant date.

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   	A summary of the Company's stock options activity and related information for the year ended December 31, is as follows:

                                                                       1997              1996              1995
                                                                 ---------------   ---------------   ---------------
                                                                     Wtd. Avg.         Wtd. Avg          Wtd. Avg.
                                                                     Exercise          Exercise          Exercise
                                                                 ---------------   ---------------   ---------------
                                                                 Options   Price   Options   Price   Options   Price
                                                                 -------   -----   -------   -----   -------   -----
Outstanding--beginning of year.................................. 537,499   14.14   499,921   11.54   491,327   8.78
  Granted....................................................... 100,000   29.15   121,750   20.90   153,750  16.85
  Exercised..................................................... 471,168   16.86    61,311    6.37   105,239   6.05
  Forfeited or canceled.........................................  11,040   19.59    22,860   13.99    39,917  12.48
  Outstanding--end of year...................................... 155,291   15.17   537,499   14.14   499,921  11.54
  Exercisable--end of year...................................... 155,291   15.17   288,912   11.32   253,738   9.21


    At December 31, 1997, the range of exercise prices and weighted average remaining contractual life of outstanding options was $4.62 to $21.16 and
6.0 years, respectively.

 			The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Proforma information regarding net income and net income per share has been determined under a fair value method. The per share weighted-average fair value of stock options granted during 1997, 1996 and 1995 was $6.63, $4.80, and $3.99, respectively. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                                          1997          1996         1995
                                          ----          ----         ----
Risk Free Interest rate                   6.50%         6.50%        6.50%
Dividend yield                            3.75%         3.75%        3.75%
Volatility                                .306%         .341%        .341%
Expected Option life                  3.5 years     3.5 years    3.5 years

 			For purposes of pro forma disclosures, if the estimated fair value of the options is  amortized to expense over the options' vesting period, the effect on net income would be (in thousands, except per share data):

                                                     1997          1996           1995
                                                    ------        ------         ------
Net income
    As reported                                    $10,216       $16,087        $16,221
    Pro forma                                        9,539        15,699         15,853
Basic earnings per share
    As reported                                    $   .83          1.32           1.60
    Pro Forma                                          .78          1.30           1.55
Diluted earnings per share
    As reported                                    $   .83          1.32           1.58
    Pro forma                                          .78          1.29           1.55


     Pro forma net income and earnings per share reflect only options granted since December 31, 1994. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in pro forma net income and earnings per share presented above because compensation cost is reflected over the options' vested period of generally five years and compensation cost for options granted prior to January 1995 is not considered.

  		The following table reconciles the denominators for basic and diluted net income per share:

                                                              1997          1996          1995
                                                           ----------    ----------    ----------
Denominator
    For basic net income
      per share--average shares
      outstanding                                          12,258,265    12,051,935    10,137,302
    Effect of dilutive securities--
      stock options                                            53,692       119,286       107,024
    For diluted net income per
      share--average shares
      outstanding after assumed
      conversions                                          12,311,957    12.171,221    10,244,326


  		There were no dilutive securities for the years ended December 31, 1997,
1996, and 1995 in calculating the numerator for basic and diluted net income per share.

PINNACLE FINANCIAL SERVICES, INC.

NOTE 14 SUPPLEMENTARY INCOME STATEMENT INFORMATION

  		Other than the items listed below, other noninterest income and other noninterest expenses did not include any accounts that exceeded 1% of total revenue, which is the sum of total interest income and total noninterest income.

                                                                                         1997        1996         1995
                                                                                      ---------   ---------    ---------
                                                                                                (in thousands)
Other noninterest income:
  Service charges on deposit accounts................................................ $   5,279   $   4,341   $   3,653
  Trust fees.........................................................................       912         789         605
  Recoveries on distressed assets....................................................       479         250         296
  Gain on sale of loans, net.........................................................     3,411       1,019         545
  Merchant & loan servicing fees.....................................................     1,627       1,716       1,326
  Fees related to mortgage loans purchased under agreements to resell................     1,135         689         369
  Brokerage fees.....................................................................     1,927       1,982       1,263
Other noninterest expense:
  Salaries and benefits..............................................................    23,858      21,690      17,599
  Occupancy..........................................................................     4,638       4,123       3,076
  Equipment..........................................................................     3,748       3,473       2,813
  Professional and legal fees........................................................     2,486       1,969       1,257
  Amortization of intangibles........................................................     2,021       2,037       1,269
  FDIC Insurance.....................................................................       681       7,858       1,965
  Supplies...........................................................................     1,573       1,434         973
  Postage............................................................................     1,378       1,202         900
  Marketing and promotion............................................................     1,982       2,244       1,469
  Computer processing................................................................     1,934       1,972       1,702
  Restructuring charges..............................................................    11,508          --          --
  Director Fees......................................................................     1,864         702         566


NOTE 15 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are loan commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contract amount of these instruments reflects the extent of involvement the Company has in these financial instruments.

  		The following presents financial instruments with off-balance sheet risk at
December 31 of each year.

                                                                                              1997          1996
                                                                                           ----------    ----------
                                                                                                 (in thousands)
Financial instruments whose contract amounts represent potential credit risk
  Commitments to extend credit...........................................................  $  131,609    $  148,826
Letters of credit........................................................................      24,477         5,660
Undisbursed construction loans in repurchase program.....................................      11,582        12,419


PINNACLE FINANCIAL SERVICES, INC.

    Loan commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

  		Letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. All letters of credit are short-term guarantees of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company has a secured interest in various assets as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held on those commitments at December 31,
1997 and 1996 is in excess of the committed amount.

NOTE 16 PARENT COMPANY FINANCIAL INFORMATION

CONDENSED PARENT COMPANY ONLY BALANCE SHEETS


                                                                                                   December 31
                                                                                               --------------------
                                                                                               1997            1996
                                                                                            ----------      ----------
                                                                                                   (in thousands)
ASSETS
  Cash and due from banks.................................................................  $    9,901     $    2,121
  Interest-bearing deposits with financial institutions...................................          --          6,076
  Securities available for sale...........................................................          --            217
  Investment in subsidiaries..............................................................     161,882        157,014
  Note receivable.........................................................................          --          1,450
  Other assets............................................................................      13,471          5,433
                                                                                            ----------     ----------
    TOTAL ASSETS..........................................................................  $  185,254     $  172,311
                                                                                            ----------     ----------
                                                                                            ----------     ----------

LIABILITIES
  Notes payable and other liabilities.....................................................  $    4,259     $   2,052

STOCKHOLDERS' EQUITY
  Common stock............................................................................      19,110        19,110
  Additional paid-in capital..............................................................      78,094        78,192
  Retained earnings.......................................................................      81,764        83,599
  Treasury stock at cost..................................................................          --       (10,304)
  Guaranteed ESOP obligation..............................................................          --          (379)
  Recognition and retention plan obligation...............................................          --            (4)
  Net unrealized gain on securities available-for-sale....................................       2,027            45
                                                                                            ----------    ----------

    Total stockholders' equity............................................................     180,995       170,259
                                                                                            ----------    ----------
    Total liabilities and stockholders' equity............................................  $  185,254     $ 172,311
                                                                                            ----------    ----------
                                                                                            ----------    ----------


PINNACLE FINANCIAL SERVICES, INC.

CONDENSED PARENT COMPANY ONLY STATEMENTS OF INCOME

					                                                                                Years Ended December 31,
                                                                                    ------------------------------
                                                                                      1997	       1996       1995
                                                                                   ---------   ---------   --------
                                                                                            (in thousands)
Income
  Dividends from subsidiaries....................................................  $  12,805   $ 14,445   $  27,522
  Interest and other income......................................................      1,933      1,200         414
                                                                                   ---------  ---------   ---------
    Total income.................................................................     14,738     15,645      27,936
                                                                                   ---------  ---------   ---------
Expenses
  Salaries and benefits..........................................................        907        290         222
  Other operating expenses.......................................................      7,137      1,492       1,115
                                                                                   ---------  ---------   ---------
    TOTAL EXPENSES...............................................................      8,044      1,782       1,337
                                                                                   ---------  ---------   ---------
Income before income tax benefit and undistributed earnings of subsidiaries......      6,694     13,863      26,599
Income tax benefit...............................................................       (947)      (210)       (342)
Equity in undistributed earnings of subsidiaries.................................      2,575      2,014     (10,720)
                                                                                   ---------  ---------   ---------
    NET INCOME.................................................................... $  10,216  $  16,087   $  16,221
                                                                                   ---------  ---------   ---------


PINNACLE FINANCIAL SERVICES, INC.

NOTE 16 PARENT COMPANY FINANCIAL INFORMATION (CONTINUED) CONDENSED PARENT COMPANY ONLY STATEMENTS OF CASH FLOWS

                                                                                         Years Ended December 31,
                                                                                        --------------------------
                                                                                        1997       1996       1995
                                                                                     ---------  ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................................    $  10,216  $  16,087   $ 16,221
  Equity in undistributed earning of subsidiaries................................       (2,575)    (2,014)    10,720
  Other, net.....................................................................      (12,137)    (1,188)    (1,056)
                                                                                     ---------  ---------  ---------
    NET CASH PROVIDED BY OPERATING ACTIVITIES....................................       (4,496)    12,885     25,885
                                                                                     ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Net decrease (increase) in interest-bearing deposits with financial
    institutions.................................................................        6,076     18,108    (17,610)
  Purchase acquisition, net of cash..............................................           --         --    (28,219)
  Borrow funds to IndFed Mortgage Company........................................           --         --       (950)
  Purchase preferred stock of Forrest Holdings, Inc..............................           --     (2,500)        --
  Purchase common stock of IFB Investment Services, Inc..........................           --       (100)      (100)
  Purchase common stock of IndFed Mortgage Company...............................           --         --     (1,000)
  Purchase of available-for-sale securities......................................           --       (507)       (35)
  Proceeds from paydowns of available-for-sale securities........................           --         27         27
  Proceeds from sales and maturities of available-for-sale securities...........         1,089         --         --
                                                                                     ---------  ---------  ---------
    NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES.............................        7,165     15,028    (47,887)
                                                                                     ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of treasury stock.......................................    $     425         --         --
  Proceeds from issuance of common stock.........................................        7,436        662     13,821
  Purchase of treasury shares at cost............................................           --       (613)      (957)
  Contribution to fund ESOP......................................................          379        211        125
  (Repayments) Proceeds from short-term borrowings...............................          396    (18,000)    18,000
  Dividends paid.................................................................       (9,550)    (8,590)    (6,826)
  Redemption of shareholders' rights plan........................................          (48)        --         --
  Cash paid for fractional shares................................................           (4)        --         --
                                                                                     ---------  ---------  ---------
    NET CASH USED (PROVIDED) BY FINANCING ACTIVITIES.............................         (966)   (26,330)    24,163
                                                                                     ---------  ---------  ---------
Net increase in cash and cash equivalents........................................        1,703      1,583      2,161
Cash and cash equivalents at beginning of year...................................        8,198      6,615      4,454
                                                                                     ---------  ---------  ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR.........................................    $   9,901  $   8,198   $  6,615

PINNACLE FINANCIAL SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 DIVIDENDS FROM HOLDING COMPANY

  		The Company is a legal entity separate and distinct from its subsidiaries.
Substantially all of the Company's revenues result from dividends paid to it by its subsidiaries and from earnings on investments. There are statutory and regulatory requirements applicable to the payment of dividends by Pinnacle Bank as well as by the Company to its stockholders. Under the foregoing dividend restrictions, Pinnacle Bank, without obtaining government approvals, could declare aggregate dividends in 1997 of approximately $33.2 million.

NOTE 18 COMMITMENTS AND CONTINGENT LIABILITIES

    There are various other matters of litigation pending against the Company that have arisen during the normal course of business. Management is vigorously defending themselves in all matters. Management believes that the impact to the financial statements resulting from the ultimate resolution of these matters will not be significant.

PINNACLE FINANCIAL SERVICES, INC.

NOTE 19 SUBSEQUENT EVENT- PENDING ACQUISITION

    On October 14, 1997, the Company entered into a definitive agreement to sell the Company to CNB Bancshares, Inc. (CNB) of Evansville, Indiana ($4.4 billion in total assets). The fixed exchange ratio is 1.0365 shares of CNB Common Stock issued for each share issued and outstanding of Pinnacle Common Stock, and it is anticipated to be accounted for using the pooling-of-interests method of accounting. The sale is subject to shareholder approval and is expected to close in the second quarter of 1998.

SELECTED QUARTERLY FINANCIAL INFORMATION

                                                              March 31      June 30     September 30   December 31
                                                             ----------   -----------   -----------    ----------
                                                                 (in thousands, except per share data stock prices)
1997
Interest income...........................................       40,071        41,590        42,671        42,740
Net interest income.......................................       18,130        18,475        18,953        20,028
Provision for loan losses.................................          805           865        10,850           800
Income before income tax expense..........................        8,957         9,134       (10,172)        7,556
Net income................................................        5,996         5,955        (7,081)        5,346

Net income per share...................................... $       0.49  $        .49        ($0.58) $       0.43

Stock price range......................................... $23.25-28.00  $25.13-29.00  $28.50-36.00  $35.00-49.38

1996
Interest income...........................................       34,646        35,649        37,452        40,156
Net interest income.......................................       16,118        16,651        17,383        18,152
Provision for loan losses.................................          241           520           810         1,110
Income before income tax expense..........................        6,925         6,329         2,637         7,639
Net income................................................        4,788         4,208         2,057         5,034

Net income per share...................................... $       0.39  $       0.35   $      0.17  $       0.41

Stock price range......................................... $17.75-20.50  $20.00-21.75  $19.50-24.75  $23.25-25.00


                                   EXHIBIT INDEX
                                   -------------

Exhibit No.                        Description
----------                         -----------

2(a)                Agreement  and  Plan  of  Merger,  dated  as  of
                    October 14, 1997, by and between CNB Bancshares, Inc., an Indiana corporation, and Pinnacle Financial Services, Inc., a Michigan corporation, is incorporated herein by reference
                    from the  Registration  Statement  on  Form  S-4  of   CNB
                    Bancshares, Inc. (No. 333-46837).

2(b)                Stock  Option  Agreement,  dated   as   of
                    October 14, 1997, between CNB Bancshares, Inc., an Indiana corporation, and Pinnacle Financial Services, Inc., a Michigan corporation, is incorporated herein by reference
                    from the  Registration  Statement  on  Form  S-4  of   CNB
                    Bancshares, Inc. (No. 333-46837).

23(a)               Consent of KPMG Peat Marwick LLP.

99(a)               Press Release dated April 17, 1998.